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                                    EXHIBIT 1
                                    ---------

                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
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Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Date: October 22, 1999

                      CITICORP

                      By: /s/  Kenneth S. Cohen
                         --------------------------------------------
                         Name:  Kenneth S. Cohen
                         Title: Assistant Secretary



                      CITIGROUP INC.

                      By: /s/  Joan Caridi
                         --------------------------------------------
                         Name:  Joan Caridi
                         Title: Assistant Secretary